UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 23, 2007
BARR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9860 (Commission File Number)	42-1612474 (IRS Employer Identification No.)

400 Chestnut Ridge Road, Woodcliff Lake, NJ (Address of principal executive offices)	07677 (Zip code)
(201) 930-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 — Entry into a Material Definitive Agreement
     On April 23, 2007, Barr Laboratories, Inc., a subsidiary of Barr Pharmaceuticals, Inc. (the “Company”), entered into an agreement with Urdang/IPA-Montvale, LLC to lease a new U.S. headquarters facility in Montvale, New Jersey.
     The new 142,500 square foot facility is located less than two miles away from, and is nearly 60% larger than, the Company’s existing headquarters facility in Woodcliff Lake, New Jersey. The new headquarters will enable the Company to consolidate personnel currently working in various locations, keep its headquarters located in the same area and meet the needs of staff expansion that have resulted from both internal growth and its 2006 acquisition of PLIVA d.d. The Company intends to sublease its existing headquarters facility in Woodcliff Lake, which it first occupied in 2003.
     The term of the new lease is 10.5 years, and is expected to commence in August 2007, when the Company plans to begin to take possession of the leased premises. The base rent payable during the first five years of the rental term will be $320,625 per month, increasing to $356,250 per month thereafter through expiration.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARR PHARMACEUTICALS, INC.
Date: April 26, 2007	/s/ William T. McKee
William T. McKee
Vice President, Chief Financial Officer, and Treasurer